As filed with Securities and Exchange Commission on April 1, 1998


                                              Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933




                         COMPETITIVE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                          36-2664428
(State or other Jurisdiction                  (I.R.S. Employer
of incorporation or organization)             Identification No.)


1960 Bronson Road
P.O. Box 340, Fairfield, CT                               06430
(Address of Principal Executive Offices)                 (Zip Code)


                       1997 EMPLOYEES' STOCK OPTION PLAN
                           (Full title of the Plan)


                             FRANK R. McPIKE, JR.
                            Vice President, Finance
                        Competitive Technologies, Inc.
                       1960 Bronson Road, P.O. Box 340,
                              Fairfield, CT  06430
                    (Name and address of agent for service)

                Telephone number, including area code, of agent
                         for service:  (203) 255-6044

                                   Copy to:

                                Allan J. Reich
                               D'Ancona & Pflaum
                            30 North LaSalle Street
                              Chicago, IL  60602
                          Telephone:  (312) 580-2111

                     [FACING PAGE CONTINUED ON NEXT PAGE]

                         CALCULATION OF REGISTRATION FEE

                                  Proposed         Proposed
Title of                          Maximum          Maximum          Amount of
securities       Amount           offering         aggregate        regis-
to be            to be            price per        offering         tration
registered       registered       share            price            fee

Common Stock     275,000 shares   $10.50 (1)       $2,887,500 (1) $851.81
($.01 par
value)


(1) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low prices of the registrant's Common Stock on the American Stock Exchange as reported in the consolidated reporting system on March 27, 1998.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

      (a) The registrant's annual report on Form 10-K for the fiscal year ended July 31, 1997.

      (b) The registrant's quarterly reports on Form 10-Q for the quarters ended October 31, 1997 and January 31, 1998.

      (c) The description of the registrant's Common Stock which is contained in the registration statement on Form 8-A filed on April 2, 1984, File No. 1-8696, including any amendments or reports filed for the purpose of updating such description.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interest of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has provided for indemnification to the extent permitted by the provisions of the Delaware statute in its charter and by-laws. The registrant also maintains directors and officers' liability insurance (subject to certain exclusions and limitations) against certain liabilities, including certain liabilities under the Securities Act of 1933. See Item 9, "Undertakings."

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      See Exhibit Index immediately preceding exhibits.

Item 9.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 31st day of March, 1998.

                                  COMPETITIVE TECHNOLOGIES, INC.
                                  (Registrant)


                                  By:    s/ Frank R. McPike, Jr.
                                        Frank R. McPike, Jr.
                                        Vice President, Finance
                                        and Treasurer

      Each person whose signature appears below appoints George M. Stadler and Frank R. McPike, Jr. and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her stead, in any capacities to sign this Registration Statement on Form S-8 and any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 31st day of March, 1998.

      Name                                         Title

 s/ George M. Stadler                         President and Director
      (George M. Stadler)                     (Principal Executive
                                              Officer)

 s/ Frank R. McPike, Jr.                      Vice President, Finance
      (Frank R. McPike, Jr.)                  Secretary and Treasurer
                                              (Principal Financial and
                                              Accounting Officer)

 s/ George C.J. Bigar                         Director
      (George C.J. Bigar)

 s/ Michael G. Bolton                         Director
      (Michael G. Bolton)

 s/ Robert H. Brown, Jr.                      Director
      (Robert H. Brown, Jr.)

 s/ John M. Sabin                             Director
      (John M. Sabin)


                                 EXHIBIT INDEX


Exhibit
Number                 Description                                  Page

 4.1             Unofficial restated certificate of
                 incorporation of the registrant.                    8-12

 4.2             By-laws of the registrant, as amended,
                 filed as Exhibit 3.1 to the registrant's
                 Form 10-Q for the quarter ended
                 October 31, 1997 and hereby incorporated by reference.

 4.3             1997 Employees' Stock Option Plan.                 13-24

 5.1             Opinion of D'Ancona & Pflaum.                         25

23.1             Consent of Coopers & Lybrand.                         26

24.1             Power of Attorney (included in signature
                   section of this registration statement).